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                 BRIGGS & STRATTON CORPORATION AND SUBSIDIARIES


                                 EXHIBIT NO. 21
                         SUBSIDIARIES OF THE REGISTRANT


                                                                      State or Country           Percent Voting
                 Subsidiary                                           of Incorporation           Stock Owned
                 ----------                                           ----------------           -----------
                 Briggs & Stratton AG                                 Switzerland                100%
                 Briggs & Stratton Australia Pty. Limited             Australia                  100%
                 Briggs & Stratton Canada Inc.                        Canada                     100%
                 Briggs & Stratton France S.A.R.L.                    France                     100%
                 Briggs & Stratton Europe GmbH                        Germany                    100%
                 Briggs & Stratton International Sales Corp.          Virgin Islands             100%
                 Briggs & Stratton Netherlands B.V.                   Netherlands                100%
                 Briggs & Stratton New Zealand Limited                New Zealand                100%
                 Briggs & Stratton Sweden AB                          Sweden                     100%
                 Briggs & Stratton U.K. Limited                       United Kingdom             100%
                 Future Parkland Development, Inc.                    Wisconsin                  100%
                 POWERCOM-2000, Inc.                                  Wisconsin                  100%





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